Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2023
BANNOCKBURN, IL., May 3, 2023 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the first quarter ended March 31, 2023.
First Quarter 2023 Financial Results and Highlights
•Net revenue of $1,015.8 million, up 10.9% compared to $915.8 million in the first quarter of 2022
•Gross profit of $229.0 million, or 22.5% of net revenue, up 14.0% compared to $200.9 million, or 21.9% of net revenue, in the first quarter of 2022
•Net income of $39.2 million, or $0.22 basic earnings per share, up 29.5% compared to net income of $30.3 million, or $0.17 basics earnings per share, in the first quarter of 2022
•Adjusted EBITDA of $93.8 million, up 20.6% compared to $77.8 million in the first quarter of 2022
•Cash flow from operations of $89.8 million compared to $32.7 million in the first quarter of 2022
•Cash and cash equivalents balance was $297.8 million at the end of the first quarter of 2023
•Completed stock repurchase of approximately $75.0 million
•Launched Naven Health, the national infusion nursing platform founded in the acquisitions of Infinity Infusion Nursing and Specialty Pharmacy Nursing Network
•Received the 2023 Gallup Exceptional Workplace Award

John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team's commitment to providing extraordinary patient care in the post-acute and ambulatory setting delivered another quarter of strong financial results. As we look to the balance of the year, our focus is on continuing to execute on our mission to transform healthcare by providing innovative services that improve outcomes, reduce costs and deliver hope for patients and their families.”

Mike Shapiro, Chief Financial Officer, commented, “We are very pleased with the results we delivered in the first quarter. Based on this momentum, we are increasing our earnings outlook for the full year."

Mr. Shapiro continued, "Acute revenue continued to perform well this quarter as we build upon our reputation as a trusted and dependable partner to health systems. Our stable chronic patient census and double digit chronic revenue growth also contributed to outperformance in a quarter that is typically lower in consolidated revenue. In addition, we drove considerable clinical labor leverage as a result of efficient utilization of our infusion suite network, in which approximately 26% of our nursing visits occurred in the quarter. Moreover, our procurement strategies and disciplined cost management enabled us to expand Adjusted EBITDA margins to over nine percent in the quarter.”

Updated Full Year 2023 Financial Guidance
For the full year 2023, Option Care Health expects to generate:
•Net Revenue of $4.15 billion to $4.375 billion
•Adjusted EBITDA of $380 million to $395 million
•Cash Flow from Operations of at least $240 million

Additionally, the Company continues to anticipate an effective tax rate of 27% - 29% and net interest expense of approximately $61.0 million to $65.0 million.

The foregoing full year 2023 financial guidance excludes the impact of the Company's pending combination with Amedisys, Inc. ("Amedisys").

Conference Call
In a separate press release issued today, Option Care Health announced it has entered into a definitive agreement to combine with Amedisys, a leading provider of healthcare in the home.
Option Care Health and Amedisys will host an investor conference call today at 5:30 p.m. EDT to discuss the details of the transaction. Details for such call are available in the separate press release issued today. In light of the transaction announcement, we will forego our previously scheduled first quarter of fiscal 2023 earnings conference call.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	March 31,	December 31,
	2023	2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$297,776	$294,186
Accounts receivable, net	395,209	377,542
Inventories	249,643	224,281
Prepaid expenses and other current assets	86,908	98,330
Total current assets	1,029,536	994,339

NONCURRENT ASSETS:
Property and equipment, net	105,571	108,321
Intangible assets, net	21,677	22,371
Referral sources, net	334,001	341,744
Goodwill	1,533,569	1,533,424
Other noncurrent assets	106,048	112,737
Total noncurrent assets	2,100,866	2,118,597
TOTAL ASSETS	$3,130,402	$3,112,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$448,890	$378,763
Other current liabilities	169,676	186,588
Total current liabilities	618,566	565,351

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,057,787	1,058,204
Other noncurrent liabilities	103,830	103,278
Total noncurrent liabilities	1,161,617	1,161,482
Total liabilities	1,780,183	1,726,833

STOCKHOLDERS’ EQUITY	1,350,219	1,386,103
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,130,402	$3,112,936

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
NET REVENUE	$1,015,848	$915,784
COST OF REVENUE	786,843	714,848
GROSS PROFIT	229,005	200,936

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	147,866	133,969
Depreciation and amortization expense	14,514	14,722
Total operating expenses	162,380	148,691
OPERATING INCOME	66,625	52,245

OTHER INCOME (EXPENSE):
Interest expense, net	(13,834)	(12,246)
Other, net	1,438	1,269
Total other expense	(12,396)	(10,977)

INCOME BEFORE INCOME TAXES	54,229	41,268
INCOME TAX EXPENSE	15,021	10,993
NET INCOME	$39,208	$30,275

Earnings per share, basic	$0.22	$0.17
Earnings per share, diluted	$0.21	$0.17

Weighted average common shares outstanding, basic	181,262	179,961
Weighted average common shares outstanding, diluted	182,735	181,681

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,208	$30,275
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	15,225	15,979
Other non-cash adjustments	22,498	21,131
Changes in operating assets and liabilities:
Accounts receivable, net	(17,812)	(28,766)
Inventories	(25,362)	(34,089)
Accounts payable	70,127	76,872
Other	(14,132)	(48,721)
Net cash provided by operating activities	89,752	32,681

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(5,760)	(5,359)
Net cash used in investing activities	(5,760)	(5,359)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(75,000)	—
Other financing cash flows	(5,402)	(1,145)
Net cash used in financing activities	(80,402)	(1,145)
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,590	26,177
Cash and cash equivalents - beginning of the period	294,186	119,423
CASH AND CASH EQUIVALENTS - END OF PERIOD	$297,776	$145,600

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Net income	$39,208	$30,275
Interest expense, net	13,834	12,246
Income tax expense	15,021	10,993
Depreciation and amortization expense	15,225	15,979
EBITDA	83,288	69,493

EBITDA adjustments
Stock-based incentive compensation	5,988	4,178
Restructuring, acquisition, integration and other	4,496	4,111
Adjusted EBITDA	$93,772	$77,782